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                                 EXHIBIT 23.3


                               October 14, 1997


                           CONSENT OF LEGAL COUNSEL


Accent Software International Ltd
28 Peirre Koenig Street
Jerusalem 91530 Israel

Ladies and Gentlemen:

    We consent to the use by Accent Software International Ltd (the "Company") in the Company's Form S-3 Registration Statement to be filed on or about October 15, 1997, of our name and the statement with respect to our firm under the heading of "Legal Matters" in the Registration Statement.

                        Sincerely yours,

                        ROTHGERBER, APPEL, POWERS & JOHNSON LLP


                        /s/ Rothgerber, Appel, Powers & Johnson LLP
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